EXHIBIT 10.9
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                          CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (the "Agreement") is made as of this 5th day of January, 2001, between DELCATH SYSTEMS, INC., a Delaware corporation (the "Company"), and EUROLAND MARKETING SOLUTIONS, LTD., a company organized under the laws of British Virgin Islands with an address of 23 Rue Aldringen, L1118 Luxembourg (the "Consultant"). Consultant has been retained by Company to serve as a consultant and advisor, on a non-exclusive basis for a period of 1 year, on the following terms and conditions:

SERVICES

Consultant will provide the following services to Company:

a. Financial consulting services and advice pertaining to the Company's business in Europe, as the Company may from time to time reasonably request.

b. Consultant will assist the Company in identifying strategic opportunities in Europe.

c. Consultant will use its best efforts, to arrange introductions and meetings between representatives of the Company and individuals and financial institutions in the investment community in Europe.

COMPENSATION

Company agrees to issue on January 5, 2001, and Consultant agrees to accept, a Warrant to purchase up to One Hundred Fifty Thousand (150,000) Units of the Delcath Systems, Inc., at an exercise price equal to $7.00 per Unit (the "Warrant"). The Units underlying the Warrant are identical to the Units offered by the Company in initial public offering on October 19, 2000 except that they have not been registered under the Securities Act of 1933. The Warrant is fully vested on grant and may be exercised at any time, in whole or in part, during the three-year period commencing on the date of issuance. The Company grants to Consultant a one-time demand registration right such that the Company agrees that, upon the request of Consultant, it will, at it own expense (except for underwriting fees, discounts and nonaccountable expense allowances and the fees of counsel to the holders of the registrable securities), register the Units underlying the Warrant or


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the shares and warrants included in the Warrant in case they trade separately.
This demand registration right shall expire three years from the date of this Agreement.

GENERAL PROVISIONS

a. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the provisions of Services by Consultant for Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever.
b. Any modifications of this Agreement will be effective only if in writing and signed by both parties.
c. If any part of the Agreement is found to be illegal or invalid by a legal authority that shall not affect the remainder of the Agreement, which should remain in full force and effect.
d. Consultant represents and warrants to the Company that this Agreement and the activities of Consultant contemplated by this Agreement are in compliance with all applicable securities laws of the United States and Luxembourg. Consultant will protect, defend and indemnify the Company from, and hold it harmless against, all liability, losses, damages, costs or expenses that the Company may at any time suffer, incur or be required to pay by reason of the violation of the securities laws of the United States, Luxembourg or any other country, or any political subdivision thereof, as a result of entering into this Agreement or the activities contemplated under it.
e. This Agreement shall be governed by the laws of the State of Delaware, U.S.A. The parties for themselves, and their permitted successors and assigns, hereby irrevocably submit to the jurisdiction of the federal and state courts in the State of Delaware for the resolution of any disputes arising under this Agreement.

AGREED TO AND ACCEPTED ON THE DATE FIRST WRITTEN ABOVE.

DELCATH SYSTEMS, INC.                     CONSULTANT


BY:  /s/ M.S. Koly                         BY: /s/ Y. Gorobets
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     M.S. KOLY, PRESIDENT AND CEO              Y. GOROBETS, DIRECTOR